SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Electric Aquagenics Unlimited, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	87-0654478
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1464 West 40 South, Suite 200
Lindon, Utah	84042
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☒

 Securities Act registration statement file number to which this form relates: 333-86830

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

Item 1.  Description of Registrant’s Securities to be registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Securities: in the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-86830, as amended from time to time (the “1933 Act Registration Statement”), initially filed with the Securities and Exchange Commission on April 24, 2002, and is incorporated herein by reference.

Item 2.  Exhibits.

Each of the following exhibits to this registration statement has been filed as an exhibit to the 1933 Act Registration Statement, as amended, and is incorporated herein by reference.

Exhibit Number    Description

3.1	Certificate of Incorporation of the Registrant
3.2	Amended Certificate of Incorporation of the Registrant
3.3	Bylaws of the Registrant

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC AQUAGENICS UNLIMTED, INC.

Date: February 10, 2006	By:	/s/ Gaylord M. Karren
Name: Gaylord M. Karren
Title: Chief Executive Officer